Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S‑8 of our report dated June 5, 2015 relating to the financial statements and financial statement schedule which appears in Agilysys, Inc.’s Form 10‑K for the fiscal year ended March 31, 2016.

/s/ PricewaterhouseCoopers LLP
Atlanta, Georgia
March 29, 2017